PROXY

LEGG MASON VALUE EQUITY PORTFOLIO

OF

MET INVESTORS SERIES TRUST

SPECIAL MEETING OF SHAREHOLDERS

February 24, 2011

KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the Legg Mason Value Equity Portfolio of Met Investors Series Trust (the “Trust”) hereby appoints Elizabeth M. Forget, Paul G. Cellupica, John E. Connolly, Jr. and Michael P. Lawlor, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Portfolio to be held on February 24, 2011, at the office of MetLife Advisers, LLC, 501 Boylston Street, Boston, Massachusetts 02116, at 10:00 a.m. local time, and at any adjournment thereof (“Meeting”), as follows:

1.	To approve an Agreement and Plan of Reorganization whereby Legg Mason ClearBridge Aggressive Growth Portfolio, a series of the Trust, will (i) acquire all of the assets of Legg Mason Value Equity Portfolio, a series of the Trust; and (ii) assume all of the liabilities of the Trust’s Legg Mason Value Equity Portfolio.

FOR	[ ]	AGAINST	[ ]	ABSTAIN	[ ]

Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

Dated: , 2011

Name of Insurance Company
Name and Title of Authorized Officer
Signature of Authorized Officer

LEGG MASON VALUE EQUITY PORTFOLIO

Name(s) of Separate Account(s)

Of the Insurance Company

Owning Shares in this Portfolio:

             Insurance Company

Separate Account

3 EASY WAYS TO VOTE

1.Return this voting instruction form using the enclosed postage-paid envelope.

2.Vote by Internet – see instructions in Prospectus/Proxy Statement.

3.Vote by telephone – see instructions in Prospectus/ Proxy Statement.

*** CONTROL NUMBER: ***

MET INVESTORS SERIES TRUST

LEGG MASON VALUE EQUITY PORTFOLIO

5 Park Plaza, Suite 1900, Irvine, California 92614

VOTING INSTRUCTION FORM FOR THE
Special Meeting of Shareholders
February 24, 2011, 10:00 a.m.

LEGG MASON VALUE EQUITY PORTFOLIO

The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the “Company”) to vote the shares of the Legg Mason Value Equity Portfolio (the “Portfolio”), a series of Met Investors Series Trust (the “Trust”), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the at the office of MetLife Advisers, LLC, 501 Boylston Street, Boston, Massachusetts 02116 at 10:00 a.m. Eastern Time on February 24, 2011, and at any adjournments thereof.

The Company and the Board of Trustees of the Trust solicit your voting instructions and recommend that you instruct the Company to vote “FOR” the Proposal. The Company will vote the appropriate number of Portfolio shares pursuant to the instruction given. If no instruction is set forth on a returned form as to the Proposal, the Company will vote FOR the Proposal.

Receipt of the Notice of Special Meeting and the related Prospectus/Proxy Statement is hereby acknowledged.

Date , 2011
PLEASE SIGN IN BOX BELOW

Signature – Please sign exactly as your name appears at left. If joint owners, either party may sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

Please fold and detach card at perforation before mailing.

The Board of Trustees of the Fund has proposed the matter described below.

TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.

	FOR	AGAINST	ABSTAIN

To approve the Agreement and Plan of Reorganization whereby Legg Mason ClearBridge Aggressive Growth Portfolio, a series of Met Investors Series Trust (the “Trust”), will (i) acquire all of the assets of Legg Mason Value Equity Portfolio, a series of the Trust and (ii) assume all of the liabilities of the Trust’s Legg Mason Value Equity Portfolio.